UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2013

ALLEGHANY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9371	51-0283071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Times Square Tower, 17th Floor, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 752-1356

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)   On February 21, 2013, the Board of Directors (“Board”) of Alleghany Corporation (“Alleghany”) approved the entry by Alleghany into a letter agreement (the “Agreement”) with Roger B. Gorham, Senior Vice President and Chief Financial Officer of Alleghany. The Agreement provides for continued payments to Mr. Gorham of his base salary until such payments aggregate $1.2 million on a gross basis, payable in accordance with Alleghany’s normal payroll and procedures, following termination of his employment other than for “Cause” (as defined in the Agreement) or in the event of his death or “Total Disability” (as defined in the Agreement).

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Letter Agreement, dated February 21, 2013, between Alleghany Corporation and Roger B. Gorham

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHANY CORPORATION

Date: February 26, 2013	By:	/s/ Christopher K. Dalrymple
		Name:	Christopher K. Dalrymple
		Title:	Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Letter Agreement, dated February 21, 2013, between Alleghany Corporation and Roger B. Gorham